Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

February 17, 2023

Medicenna Therapeutics Corp.

2 Bloor St. W., 7th Floor

Toronto, Ontario M4W 3E2

Canada

Ladies and Gentlemen:

We have acted as counsel to Medicenna Therapeutics Corp., a corporation organized and existing under the laws of Canada, with its principal address at 2 Bloor Street, Toronto (the “Company”), in connection with preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

•	common shares, without par value (the “Common Shares”);
•	preferred shares, without par value (the “Preferred Shares”)
•	subscription receipts (the “Subscription Receipts”), which may be issued under subscription receipt agreements, to be dated on or about the date of the first issuance of the applicable Subscription Receipts thereunder, by and between the Company and a subscription receipt agent to be selected by the Company (each, a “Subscription Receipt Agreement”);
•	warrants to purchase Common Shares (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); and
•	units comprised of one or more Common Shares, Preferred Shares, Subscription Receipts, and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

The Subscription Receipts, the Warrants and the Units are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the Securities to be offered and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $100,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

MINTZ February 17, 2023 Page 2

In connection with this opinion, we have examined records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable law, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Subscription Receipt Agreement, Warrant Agreement and Unit Agreement will be duly authorized, executed, and delivered by the subscription receipt agent, warrant agent and unit agent, respectively, thereunder. With respect to our opinion as to the Securities convertible into or exercisable for Common Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Common Shares are authorized and available for issuance under the Company’s Articles of Incorporation as then in effect and that the consideration for the issuance and sale of Common Shares (or Subscription Receipts or Warrants exercisable for Common Shares or any Units of such Securities) is in an amount that is not less than the nominal value of the Common Shares. We have also assumed that any Subscription Receipts, Warrants and Units offered under the Registration Statement, and the related Subscription Receipt Agreement, Warrant Agreement and Unit Agreement, as applicable, will be governed by the laws of the State of New York and will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

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It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Our opinion is limited to the laws of the State of Massachusetts. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Common Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. Various matters concerning the laws of the Province of Ontario and the federal laws of Canada are addressed in the opinion of McCarthy Tétrault LLP, separately provided to you.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1.                  With respect to the Subscription Receipts, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Subscription Receipts Agreement and any certificates relating to the Subscription Receipts have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Subscription Receipts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Subscription Receipts are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Subscription Receipts in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Subscription Receipts and of their issuance and sale have been duly established in conformity with the Subscription Receipts Agreement and any subscription receipts certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Subscription Receipts have been duly executed and countersigned in accordance with the Subscription Receipts Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Subscription Receipts will constitute binding obligations of the Company.

MINTZ February 17, 2023 Page 4

2.                  With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute binding obligations of the Company.

3.                  With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute binding obligations of the Company.

MINTZ February 17, 2023 Page 5

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.